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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of AmeriCredit Corp. of our reports dated August 6, 2002 relating to the financial statements and financial statement schedules of AmeriCredit Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP
Fort Worth, Texas
October 9, 2002